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                                                                   EXHIBIT 10.14


                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

      THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT made this 13th day of October, 1999, by and between COMMAND SYSTEMS, INC., a corporation having its chief executive office at 76 Batterson Park Road, Farmington, Connecticut 06032 ("Debtor") and PEOPLE'S BANK, a Connecticut savings bank, having its chief executive office at 855 Main Street, Bridgeport, Connecticut 06604 ("Secured Party").

                                   WITNESSETH:

      WHEREAS, on October 29, 1998, Debtor and Secured Party entered into a Loan and Security Agreement (the "Agreement") pursuant to which Debtor requested Secured Party to make available to it a certain line of credit loan (the "Loan") pursuant to the provisions of Paragraph 4 of the Agreement; and

      WHEREAS, Debtor has requested an extension of the maturity date of the Loan made pursuant to Paragraph 4 of the Agreement, and Secured Party is willing to make such Loans to Debtor on the terms and conditions and in reliance upon the representations and warranties of Debtor hereinafter set forth:

      NOW, THEREFORE, in consideration of the foregoing and in further consideration of the mutual covenants herein contained, the parties hereto agree as follows:

      1.    The Loan Agreement is hereby amended as follows:

      (a) Paragraph 4(b) is hereby deleted and the following inserted in lieu thereof:

            "(b) In the event Debtor desires an advance on the Loan, it may request the same by delivering to Secured Party a written request for advance, or by telephonic or facsimile notice to Secured Party, upon which telephonic or facsimile notice Secured Party shall be entitled to rely, Debtor agreeing to indemnify Secured Party, if it shall have so relied in good faith to its detriment, for its losses and expenses, if any, arising from such reliance. Each such request for an advance on the Loan made by telephonic notice shall be evidenced by Debtor delivering to Secured Party, a written confirmation of the request for advance, with such written confirmation accompanied by a borrowing certificate attesting to Debtor's compliance with the provisions of the Loan Agreement. The Loans shall be made by Secured Party depositing the proceeds thereof in Debtor's operating account maintained with Secured Party;".

            (b) Paragraph 4(d) is hereby deleted and the following inserted in lieu thereof:
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      "(d) At Debtor's option, which Debtor shall exercise by notifying Secured
Party in writing at least two days prior to any requested advance pursuant to the notice requirements outlined in Subparagraph (b) above, Debtor may elect that any advance on the Loan in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) bear interest at a rate per annum equal to LIBOR plus 175 basis points ("LIBOR Rate") for Interest Periods of either thirty, sixty or ninety days as selected by Debtor from the date hereof to October 15, 2000. Any Loan advance that Debtor elects to bear interest at the LIBOR Rate must be in an amount of at least Five Hundred Thousand and 00/100 Dollars ($500,000.00), and Debtor's option to borrow at the LIBOR Rate shall terminate at any time that there are outstanding seven LIBOR maturities. No LIBOR maturity shall have an expiration date after October 15, 2000. Each Interest Period for a LIBOR Rate Loan advance shall commence on the date a Loan advance is made, and shall end on the thirty, sixty or ninety day Interest Period date that Debtor has elected provided that: (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next preceding or succeeding Business Day as is Secured Party's custom in the market to which such LIBOR Rate relates;
(ii) all Interest Periods which commence on the same date shall end on the same date; (iii) each Interest Period which commences before, and would otherwise end after October 15, 2000, shall end on October 15, 2000; and (iv) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end, shall (subject to clause (a) above) end on the last day of such calendar month.

      In the event that Secured Party shall have determined that (i) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and reasonable means do not exist for determining the LIBOR Rate, or (ii) dollar deposits in the relevant amount of the relevant maturity are not available to the Secured Party in the London Interbank Eurodollar market with respect to a proposed Loan advance, Secured Party shall give Debtor prompt notice of such determination. If such notice is given, then a requested Loan advance shall bear interest at the Prime Rate. Until such notice has been withdrawn, Secured Party shall have no obligation to make Loan advances at the LIBOR Rate or to maintain outstanding Loan advances at the LIBOR Rate.

      Debtor agrees to indemnify Secured Party and hold Secured Party harmless from any loss or expense (including, without limitation, any lost profit) that it may sustain or incur as a consequence of any prepayment or any default by Debtor in the payment of the principal of or interest on a Loan advance bearing interest at the LIBOR Rate including, but not limited to, any loss of profit


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or any interest payable by Secured Party to lenders of funds obtained by it in order to make or maintain its Loan advances at the LIBOR Rate."

      (c) Paragraph 4(f) of the Agreement is hereby deleted and the following inserted in lieu thereof:

            "(f) Debtor shall pay to Secured Party on October 15, 2000 the outstanding principal balance and all accrued interest and any outstanding charges in connection with the Loan as shown on Debtor's Account; and".

      (d) Paragraph 4(g) of the Agreement is hereby deleted and the following inserted in lieu thereof:

            "(g) The provisions of this Paragraph 4 shall continue in effect until October 15, 2000, provided, however, that Secured Party may terminate the provisions of this Paragraph 4 at any time upon the happening of an Event of Default hereunder. No such termination shall (i) in any way affect or impair the security interest granted to Secured Party hereunder or any other rights of Secured Party hereunder or under any other agreements, instruments or documents required to be executed and delivered to Secured Party pursuant to the terms of this Agreement, arising prior to any such termination or by reason thereof, (ii) relieve Debtor of any obligation to Secured Party under this Agreement, any such other agreement, instrument or document, or otherwise, until all the Obligations are fully paid and performed, or (iii) affect any right or remedy of Secured Party, hereunder or under any, such other agreement, instrument or document."

      (e) Paragraph 5(a)(v) of the Agreement is hereby amended to read as follows:

            "(v) maintain at all times cash and/or cash equivalents of at least Ten Million and 00/100 Dollars ($10,000,000.00) which covenant shall be tested quarterly commencing December 31, 1999."

      (f) Paragraph 5(e)(i) of the Agreement is hereby deleted and the following inserted in lieu thereof:

           "(i) Within one hundred (100) days after the end of each of Debtor's fiscal years following the date hereof, its Form 10K filed with the Securities and Exchange Commission and audited financial statement including Debtor's


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      balance sheet, statement of income, and statement of cash flows. Each such audited financial statement shall set forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail, including all supporting schedules, comments and notes, and shall be prepared in accordance with generally accepted accounting principles consistently applied from year to year, including the fiscal year preceding that for which such statement is being furnished;".

      (g) Paragraph 5(e)(iii) of the Agreement is hereby deleted and the following inserted in lieu thereof:

            (iii) Within sixty-five (65) days after the end of each fiscal quarter following the date hereof, its Form 10Q filed with the Securities and Exchange Commission and unaudited management prepared balance sheet as at the end of such fiscal quarter and the end of the corresponding fiscal quarter of the preceding fiscal year, and a statement of income of Debtor for the period between the end of the last fiscal year and the end of such fiscal quarter and for the corresponding period of the preceding fiscal year, certified by the President or Treasurer of Debtor as presenting fairly the financial position of Debtor, the results of its operations and the changes in its financial position as at the end of each such fiscal quarter, subject only to normal recurring year-end adjustments which will not, either singly or in the aggregate, have a material adverse effect on Debtor's financial condition;".

      2. All sums at any time outstanding to Debtor's credit on Secured Party's books and all of Debtor's property at any time in Secured Party's possession, or in transit to Secured Party, or upon or in which Secured Party has a lien or security interest shall be security for all Liabilities, In addition to and not in limitation of the above, with respect to any deposits or property of Debtor in Secured Party's bank, or in Secured Party's possession or control, or in transit to Secured Party, now or in the future, Secured Party shall have the right to setoff all or any portion thereof, at any time against any Liabilities hereunder, even though unmatured, without prior notice or demand to Debtor.

      3. The Loan Documents are hereby ratified and confirmed by Debtor and Secured Party and every provision, covenant, warranty, representation, condition, obligation, right and power contained in and under the Loan Documents as amended and modified, shall continue in full force and effect, affected by this Modification only to the extent of the amendments and modifications set forth above. Without limiting the generality of the foregoing, Debtor and Secured Party hereby ratify and confirm that as of the date hereof, there exists no Event of Default (as defined in the Loan Documents)


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and no circumstances exist which could constitute an Event of Default after the giving of notice or the passage of time, or both.

      4. Debtor represents and warrants to Secured Party that all of the representations and warranties Debtor has set forth in the Loan Agreement, as amended hereby, are true and correct and are hereby remade and restated.

      5. The covenants and agreements herein set forth shall bind and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

      6. The consummation of the transactions hereby contemplated and the performance of the obligations of Debtor under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, security deed, deed of trust, lease, bank loan or credit agreement, trust agreement or other instrument to which Debtor is a party or by which it may be bound or affected.

      7. There are no actions, suits or proceedings pending, or to the knowledge of Debtor threatened, against or affecting Debtor, or involving the validity or enforceability of any of the Loan Documents or the priority of the lien thereof.

      8. There has been no material adverse change in the financial condition of Debtor since the date of the last financial statements delivered to Secured Party. No bankruptcy or insolvency case or proceedings of any kind have been filed, threatened or are outstanding by or against Debtor, and Debtor is current with regard to payment and performance of all loans, contracts and other agreements or obligations affecting Debtor.

      9. Debtor agrees to execute and deliver to Secured Party any and all additional documentation as Secured Party may reasonably require to effectuate the terms and conditions of this Amendment.

      10. Debtor shall pay to Secured Party the reasonable fees, expenses and disbursements of any attorney, other than a regular employee of the Secured Party, whom the Secured Party may engage: (i) with respect to preparing or reviewing this Amendment or otherwise representing the Secured Party in connection with any matters relating to the Agreement or this Amendment; and
(ii) rendering opinions with respect to any of the transactions contemplated by this Amendment.

      11. Except as herein expressly amended, the Agreement is hereby ratified and affirmed in all respects.


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      12. DEBTOR ACKNOWLEDGES THAT THE TRANSACTIONS DESCRIBED HEREIN ARE
COMMERCIAL TRANSACTIONS AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH SECURED PARTY MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST, AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THE NOTE, AND ALL RIGHTS UNDER ANY STATUTE OF LIMITATIONS.

      13. DEBTOR HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART AND/OR THE ENFORCEMENT OF ANY OF SECURED PARTY'S RIGHTS AND REMEDIES. DEBTOR ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, and to a duplicate instrument of the same tenor at Hartford, Connecticut, the day and year first above written.

Signed, Sealed, and Delivered
in the Presence of:
                                           COMMAND SYSTEMS, INC.

/s/ [Illegible]                            By: /s/ [Illegible]
--------------------                               -----------------------
                                                   Its [Illegible]
/s/ [Illegible]           As to both
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                                           PEOPLE'S BANK

                                           By: /s/ Domenic A. Cessario
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                                                   Domenic A. Cessario
                                                   Its Assistant Vice President
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